Exhibit 10.11

                               FINANCING AGREEMENT



                       The CIT Group/Business Credit, Inc.
                                   (as Lender)

                                       And

                        DIAMOND TRIUMPH AUTO GLASS, INC.
                                  (as Borrower)

                              Dated: March 27, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1       Definitions..................................................1
SECTION 2.      Conditions Precedent........................................10
SECTION 3.      Revolving Loans.............................................13
SECTION 4.      Intentionally Omitted.......................................15
SECTION 5.      Letters of Credit...........................................15
SECTION 6.      Collateral..................................................18
SECTION 7.      Representations, Warranties and Covenants...................20
SECTION 8.      Interest, Fees and Expenses.................................25
SECTION 9.      Powers......................................................27
SECTION 10.     Events of Default and Remedies..............................28
SECTION 11.     Termination.................................................31
SECTION 12.     Miscellaneous...............................................31

Schedules

Schedule 1 - Existing Liens
Schedule 2 - Collateral Locations, Chief Executive Office, Jurisdiction of
             Organization

         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 300 South Grand Avenue, Third Floor, Los Angeles, California 90071, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, advances and other financial accommodations to DIAMOND TRIUMPH AUTO GLASS, INC. (herein the "Company"), a Delaware corporation with a principal place of business at 220 Division Street, Kingston, Pennsylvania 18704.

SECTION 1.  Definitions

         Accounts shall mean all of the Company's now existing and future: (a) accounts receivable, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

         Anniversary Date shall mean the date occurring one (1) year from the date hereof and the same date in every year thereafter.

         Availability shall mean at any time the lesser of: (I) the Line of Credit, or (II) the excess of the sum of a) eighty-five percent (85%) of Eligible Accounts Receivable and b) eighty-five percent (85%) of Eligible Inventory, valued at the lower of cost or market, or (III) one and one-half (1.5) multiplied by EBITDA of the Company for the prior rolling 12-month period, over the sum, without duplication, of x) the outstanding aggregate amount of all Obligations of the Company, and y) the Availability Reserve.

         Availability Reserve shall mean, at any time of determination, the sum of the then outstanding amount of all Letters of Credit, plus the sum of three
(3) months rental payments with respect to all of Company's leased distribution centers for which it has not delivered to CITBC a landlord's waiver (in form and substance satisfactory to CITBC in the exercise of its reasonable business judgment), as such amounts may be adjusted from time to time hereafter upon (i) delivery to CITBC of any such acceptable waiver, (ii) the opening or closing of a distribution center and/or (iii) any change in rental payment.

         Business Day shall mean any day on which both CITBC and The Chase Manhattan Bank are open for business.

         Blocked Account shall mean each Concentration Account owned by the Company which is governed by a blocked account or similar agreement in form substantially similar to Exhibit A attached hereto and which account is subject to written instructions only from the Company unless and until CITBC shall give the institution holding such Concentration Account written instructions to the contrary in accordance with the terms of paragraph 4 of
Section 3 of this Financing Agreement.

         Capital Expenditures for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.

         Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

         Chase Bank Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

         Chase Bank Rate Margin shall mean the amounts corresponding to EBITDA, calculated quarterly, for the prior rolling four-quarter period:

         EBITDA                           Chase Bank Rate Margin
         ------                           ----------------------

         In excess of $17 million         0.25 percentage points
         $13 million - $17 million        0.50 percentage points
         Less than $13 million            0.75 percentage points

         Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles and Real Estate of the Company. In addition, the Collateral shall include, to the extent not included in the foregoing, the following property of the Company: (a) investment property, documents, instruments, deposit accounts, letter-of-credit rights, accounts, chattel paper, commercial tort claims, goods, equipment, fixtures, inventory and general intangibles as such terms are defined under the Uniform Commercial Code; and (b) all cash and other monies and property in the possession or control of CITBC, all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of any of the foregoing.

         Collateral Management Fee shall mean the sum of $50,000 which shall be paid to CITBC in accordance with paragraph 8 of Section 8 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

         Concentration Account shall mean any account owned by the Company which receives funds from (i) the Depository Accounts, (ii) the credit card companies and/or (iii) another Concentration Account.

         Consolidated Financial Statement shall mean a consolidated balance sheet, income statement, cash flow statement and statement of stockholders'
equity for the Company, and its subsidiaries, if any, eliminating all inter-company transactions and prepared in accordance with GAAP, except that monthly and quarterly financial statements need not have footnotes.

         Consolidating Financial Statement shall mean a Consolidated Financial Statement plus, if the Company has any subsidiaries, individual balance sheets, income statements, cash flow statements and statements of stockholders' equity for the Company each showing all elimination of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for the Company exclusively, except that monthly and quarterly financial statements need not have footnotes.

         Credit Card  Agreement  shall mean the Credit Card  Agreements  entered
into  among  the  Company,   CITBC,   and  the  credit  card  payment   clearing
organizations, respecting payments made to the Company by credit card charges.

         Customarily Permitted Liens shall mean

        (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $250,000 in the aggregate at any one time;

        (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; and

        (c) deposits made (and the liens thereon) in the ordinary course of business consistent with past practices (including, without limitation, security deposits for leases, surety bonds and appeal bonds), deposits in connection with utilities, workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or
purchase   money   obligations),   statutory   obligations   and  other  similar
obligations.

         Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

         Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: a) two percent (2%) and b) the applicable Chase Bank Rate, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company to the extent provided in paragraph 2 of Section 10 of this Financing Agreement.

         Depository   Accounts  shall  mean  those  accounts   (other  than  the
Concentration Accounts) designated for the deposit of proceeds of Collateral.

         Documentation Fee shall mean CITBC's standard and reasonable fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

         Documents of Title shall mean all present and future warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and inventory relating thereto and all cash and non-cash proceeds of the foregoing.

         Early Termination Date shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to the third Anniversary Date.

         Early Termination Fee shall: i) mean the fee CITBC is entitled to charge the Company in the event the Line of Credit or this Financing Agreement is terminated by the Company on a date prior to the third Anniversary Date; and
ii) be determined by multiplying the Line of Credit by (x) one percent (1%) if the Early Termination Date occurs on or prior to the first Anniversary Date, or
(y) one-half percent (1/2%) if the Early Termination Date occurs after the first Anniversary Date but prior to the third Anniversary Date.

         EBITDA shall mean, in any period, all earnings before all (i) interest and tax obligations, (ii) depreciation, (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company, and calculated based upon the most recent financial statements, and (iv) LGP Management Fees accrued and unpaid during such period.

         Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

         Eligible Accounts Receivable shall mean the gross amount of the Company's Trade Accounts Receivable that conform to the warranties contained herein, less, without duplication, the sum of (a) allowances for doubtful accounts and other reserves as required by GAAP, and (b) the sum of reserves for: i) sales in excess of ten percent (10%) to the United States of America or to any agency, department or division thereof; ii) foreign sales in excess of ten percent (10%) other than sales secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, and which sales otherwise comply with all other criteria for eligibility hereunder; iii) Trade Accounts Receivable of any customer to the extent in excess of twenty-five percent (25%) or more of all outstanding Trade Accounts Receivable; iv) Trade Accounts Receivable which remain unpaid more than 180 days from invoice date; and v) Trade Accounts Receivable arising from sales to any company affiliated with the Company in any way.

         Eligible Inventory shall mean the gross amount of the Company's inventory that conform to the warranties contained herein less reserves required by GAAP, any work-in-process and goods (other than goods in transit) not present in the United States of America.

         Equipment shall mean all present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and
replacements   thereof,   wherever
located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

         ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

         General Intangibles shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of Pennsylvania and shall include, without limitation, all present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

         Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

         Intellectual Property Security Agreement shall mean a security agreement executed by Company, in form and substance reasonably acceptable to CITBC, by which the Company grants a security interest and lien in all of its patents, trademarks, and copyrights to CITBC.

         Inventory shall mean all of the Company's present and hereafter acquired merchandise and inventory, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging, selling, promoting or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

         Issuing Bank shall mean any bank issuing Letters of Credit for the Company.

         Letters of Credit shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Company.

         Letter of Credit Guaranty shall mean any guaranty delivered by CITBC to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

         Letter of Credit Guaranty Fee shall mean the fee CITBC may charge the Company under paragraph 3 of Section 8 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit pursuant to Section 5.

         LGP Management Fees shall mean the management fees payable by the Company to Leonard Green & Partners, L.P. pursuant to that certain Management Services Agreement, dated March 31, 1998, as in effect as of the date hereof.

         Libor shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (x) quoted by The Chase Manhattan Bank or (y) published under "Money Rates" in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community.

         Libor Loan shall mean those Revolving Loans for which the Company has elected to use Libor for interest rate computations.

         Libor Period shall mean the Libor for one month, two month or three month U.S. dollar deposits, as selected by the Company.

         Libor Margin shall mean the amounts corresponding to EBITDA, determined quarterly, for the prior rolling four-quarter period:

             EBITDA                            Libor Margin
             ------                            ------------

             In excess of $17 million          2.00 percentage points
             $13 million - $17 million         2.25 percentage  points
             Less than $13 million             2.50 percentage points

         Line of Credit shall mean the commitment of CITBC to make loans and advances pursuant to Section 3 of this Financing Agreement and to assist the Company in obtaining Letters of Credit under Section 4 of this Financing Agreement in the aggregate amount equal to $25,000,000; provided, however, that the amount of the Line of Credit may from time to time be permanently reduced under paragraph 9 of Section 3.

         Line of Credit Fee shall: i) mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying the difference between the Line of Credit, and the average daily Revolving Loans and outstanding Letters of Credit of the Company for said month by one-quarter of one percent (1/4 of 1%) per annum for the number of days in said month during which this Financing Agreement was in effect.

         Loan Facility Fee shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of paragraph 7 of Section 8 of this Financing Agreement.

         Obligations shall mean all loans and advances made or to be made by CITBC to the Company or to others for the Company's account; any and all indebtedness and obligations which may at any time be owing by the Company to CITBC howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

         Out-of-Pocket Expenses shall mean all of CITBC's present and future reasonable and documented expenses incurred relative to this Financing
Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fees relating thereto, any amounts paid by, incurred by or charged to, CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, if any, and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in paragraph 3 of Section 10 of this Financing Agreement; provided that Out-of-Pocket Expenses shall not include internal, administrative, or overhead costs of CITBC (other than allocated fees of internal legal counsel), or items covered by the Collateral Management Fee.

         Permitted Affiliate Transactions shall mean: (i) transactions, expenses and payments pursuant to the terms of or contemplated by (a) the Employment Agreements and Non-Competition Agreements between the Company and each of Kenneth Levine and Richard Rutta, each dated as of March 31, 1998, as in effect on the date hereof; (b) the Employment Agreements between the Company and each of Norman Harris and Michael A. Sumsky, each dated as of March 31, 1998, as in effect on the date hereof; (c) the Management Services Agreement between Leonard Green & Partners, L.P. and the Company dated as of March 31, 1998, as in effect on the date hereof; (d) the Stockholders Agreement among Green Equity Investors II, L.P., Kenneth Levine, Richard Rutta and the Company dated as of March 31, 1998, as in effect on the date hereof; (e) the Management Subscription and Stockholders Agreements among the Company, Green Equity Investors II, L.P. and each of Norman Harris and Michael A. Sumsky, each dated as of March 31, 1998, as in effect on the date hereof; (f) the leases between the Company and Richard Rutta and Kenneth Levine, General Partnership as in effect on the date hereof, and as any such leases may be extended or amended from time to time if on substantially identical terms; and (g) indemnification and other similar obligations under the Stock Purchase Agreement (as such term is defined in the Indenture governing the Senior Unsecured Debt), as in effect on the date hereof;
(ii) compensation, indemnification and other benefits paid or made available for or in connection with services actually rendered and comparable to those generally paid or made available in the same or similar businesses (including stock options and related stock option agreements, reimbursement of reasonable out-of-pocket expenses, loans to officers, directors and employees in the ordinary course of business consistent with past practice and directors' and officers' liability insurance) as determined in good faith by the Company's Board of Directors or senior management; and (iii) other transactions on terms that are no less favorable to the Company than those that could reasonably be expected to be obtained in a comparable transaction entered into on an arm's length basis from a person or entity that is not an affiliate of the Company.

         Permitted Encumbrances shall mean: i) liens expressly permitted, or consented to, by CITBC and listed on such Schedule 1, if any, as is attached hereto or as may be consented to, in writing, by CITBC in the future; ii) Purchase Money Liens; iii) Customarily Permitted Liens; iv) liens granted CITBC by the Company; v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $150,000.00 (other than liens stayed, satisfied, bonded or insured to the reasonable satisfaction of CITBC); vi) liens for taxes, levies or assessments not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not for taxes due the United States of America; vii) liens and other encumbrances in existence on the date hereof and disclosed in writing to CITBC and accepted in writing by CITBC; viii) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and the obligation secured by such extension, renewal or replacement lien shall be in an amount not greater than the obligations secured by the lien extended, renewed or replaced plus the amount of all expenses, fees, premiums and penalties paid in connection with such extension, renewal or replacement; (ix) easements, licenses, rights-of-way, restrictions, encroachments, minor defects or irregularities in title, charges or other encumbrances, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;
(x) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Financing Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b); (xi) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate use of any real property and (xii) leases or subleases in the ordinary course of business, not involving Inventory or Trade Accounts Receivable, and granted to third parties not otherwise prohibited by this Financing Agreement and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries.

         Permitted Indebtedness shall mean: i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for Inventory, supplies, equipment, services, or taxes and indebtedness incurred in the ordinary course of business for labor; ii) the indebtedness secured by the Purchase Money Liens; iii) future Subordinated Debt, if any, which is subordinated to the prior payment and satisfaction of the Company's Obligations to CITBC by means of a subordination agreement in form and substance satisfactory to CITBC; iv) indebtedness arising under or in connection with the Letters of Credit and this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; vi) the Senior Unsecured Debt and other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing; (vii) Capital Leases provided that the Indebtedness incurred under such Capital Leases shall not exceed $250,000 in any fiscal year;
(viii) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; and (ix) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement shall (a) be in an amount not greater than the Indebtedness so extended, renewed or replaced (plus the amount of expenses, fees and any premium or penalty paid in connection with such extension, renewal or replacement), and
(b) in the case of Subordinated Debt, shall (1) have an amortization schedule that results in the same or longer average life to maturity than the
Subordinated Debt and (2) contain subordination provisions which are substantially similar to those in the documents evidencing the Subordinated Debt.

         Permitted Investments shall mean (i) commercial paper and municipal bonds, in each case issued or guaranteed by a party rated P-1 or better by Moody's Investors Service, Inc. ("Moody's") or A-1 or MIG-1 or better by Standard & Poor's Rating Services ("S & P"), (ii) certificates of deposit, time deposits, Eurodollar deposits or bankers' acceptances maturing not more than one year after the date of issue, issued by any commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, (iii) repurchase agreements having maturities of not more than one year and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (iv) readily marketable obligations of the Government of the United States of America or any agency thereof; (v) readily marketable obligations issued by any state of the United States or any political subdivision thereof having a rating by Moody's or S & P of "A" or its equivalent or better; (vi) mutual funds which are regularly traded in the United States of America whose investments are limited to those described in clauses (i) through
(v) above or the Evergreen Money Market Fund; (vii) investments received by the Company in settlement of or other resolution of claims or disputes or in connection with a plan of reorganization in connection with a bankruptcy or insolvency of an entity indebted to the Company and, in each case, extensions, modifications and renewals thereof; (viii) loans and advances to officers, directors and employees of the Company in an aggregate amount not to exceed $200,000 outstanding at any time; and (ix) other loans, advances and investments in an aggregate amount not to exceed $500,000 at any time outstanding.

         Purchase Money Liens shall mean liens on any items of Equipment acquired after the date of this Financing Agreement provided that i) each such lien shall attach only to the property to be acquired, ii) a description of the property so acquired is furnished to CITBC, and iii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $500,000 in any fiscal year.

         Real Estate shall mean the Company's fee and/or leasehold interests in the real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee.

         Retained Cash shall mean an amount of cash sufficient to provide the Company with cash in an amount necessary to stock the Company's cash registers at its retail locations and consistent with the business practices of the Company as of the date hereof.

         Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

         Senior Unsecured Debt shall mean that unsecured Indebtedness outstanding from time to time under that certain Indenture, dated as of March 31, 1998, between the Company, as issuer, and State Street Bank and Trust Company, as trustee.

         Subordinated Debt shall mean any future debt due a Subordinating Creditor (and the note evidencing such) which will be subordinated, by the Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Company to CITBC.

         Subordinating   Creditor   shall  mean  any  future  holder  of  future
Subordinated Debt.

         Subordination Agreement shall mean any future agreement respecting any future Subordinated Debt among the Company, the Subordinating Creditor and CITBC pursuant to which the Subordinated Debt will be subordinated to the prior payment and satisfaction of the Company's Obligations to CITBC.

         Trade Accounts Receivable shall mean, at any time of determination, the amounts due the Company by (i) any credit card issuer and (ii) any customer obligated on an invoice, in each instance due as a result of a sale of inventory and/or the rendition of services by the Company.

         Uniform Commercial Code shall mean the Uniform Commercial Code, as amended and supplemented from time to time, as in effect in the applicable jurisdiction.

SECTION 2.  Conditions Precedent

         The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent (or as conditions subsequent if so expressly indicated):

        (a) Lien Searches - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.

        (b) Casualty Insurance - The Company shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, paragraph 5 of this Financing Agreement.

        (c) Financial Projections - CITBC shall have received, reviewed and be satisfied with a two years Company financial projections, including monthly detail and projected borrowing availability for the first year, together with a balance sheet, profit and loss statement, and statement of cash flows, accompanied by a management discussion and analysis as well as detail of material assumptions, all in form an substance satisfactory to CITBC.

        (d) UCC Filings - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral under the Uniform Commercial Code in effect as of the date hereof and as would be in effect if the revisions to Uniform Commercial Code Article 9 are adopted in any relevant jurisdiction as adopted in California effective July 1, 2001. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

        (e) Blocked Account Agreements - CITBC shall have received the Blocked Account Agreements, duly executed by all parties thereto.

        (f) Credit Card Agreements - CITBC shall have received the Credit Card Agreements, duly executed by all parties thereto; provided that the Credit Card Agreements may be delivered within 21 days after the date hereof (and Company covenants to do the same).

        (g) Examination & Verification - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Trade Accounts Receivable, Inventory, books and records of the Company, which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional aggregate Availability of at least $5,000,000. It is understood that such requirement contemplates that all debts, obligations and payables are current in accordance with the Company's usual business practices. The Company shall deliver all agreements in effect as of the Closing Date with respect to Permitted Affiliate Transactions with 21 days following the Closing Date (and Company covenants to do the same).

        (h) Opinions - Counsel for the Company shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC: a) this Financing Agreement x) is valid, binding and enforceable according to its terms, y) is duly authorized and z) does not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture, identified by the Company to such counsel as material, to which the Company is a signatory or by which the Company or its assets are bound.

        (i) Additional Documents - The Company shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Company and CITBC; provided that the Intellectual Property Security Agreement may be delivered within 21 days after the date hereof (and the Company covenants to do the same).

        (j) Board Resolution - CITBC shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

        (k) Corporate Organization - CITBC shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and certified by the Secretary or Assistant Secretary of the Company.

        (l)  Officer's  Certificate  - CITBC  shall have  received  an  executed
Officer's Certificate of the Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default or Default has occurred.

        (m) Absence of Default - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred since January 31, 2000.

        (n) Existing Revolving Credit Agreement -- The Company's existing credit agreement with the syndicate of financial institutions lead by Deutsche Bank shall be (x) terminated, (y) all loans and obligations of the Company thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans to be made under this Financing Agreement and (z) all liens upon or security interest in favor of such lending syndicate shall be terminated and/or released upon such payment.

        (o) Legal Restraints/Litigation - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets by any agency, division or department of any county, city, state or federal government arising out this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, which is reasonably likely to result in a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company.

        (p) Disbursement Authorization - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

         Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  Revolving Loans

        1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within the Availability, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the Business Day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

        2. In furtherance of the continuing collateral assignment and security interest in the Company's Trade Accounts Receivable and Inventory, the Company shall deliver to CITBC not later than: (1) twenty (20) days after the end of each month an aging of the Company's Trade Accounts Receivable in such form and manner as CITBC may reasonably require but consistent with the current practices of the Company and (2) twenty (20) days after the end of each month, a monthly inventory confirmation statement stating the aggregate amount of Eligible Inventory of the Company. In addition, the Company will provide to CITBC such additional information and material with respect to the Trade Accounts
Receivable and Inventory, in such form and detail, as CITBC may reasonably request to effectively evaluate the Trade Accounts Receivable and the collectibility thereof and the mix of the Inventory and such other information as CITBC may reasonably require to evaluate the Company's Trade Accounts Receivable and Inventory, such as returns, claims, credits, allowances and information identifying and describing the Trade Accounts Receivable. Failure to provide CITBC with the foregoing information will in no way affect, diminish, modify or limit the security interest granted herein. Such reports are to be executed by an authorized officer of the Company. The Company shall deliver monthly (by the last Business Day of the month) reports respecting the preceding month with respect to the borrowing base.

        3. The Company hereby represents and warrants that: each Trade Accounts Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; the Inventory being sold and/or supplied and the Trade Accounts Receivable created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable or credit card receipts evidencing credit card sales are in the name of the Company; and except for disputes, offsets, defenses, counterclaims, contras, returns or credits, all arising in the normal course of the Company's business or except as may be promptly disclosed to the CITBC, the Company's customers owe and are obligated to pay the amount stated in the invoices or credit card receipts. The Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Trade Accounts Receivable or goods relating thereto, are its sole responsibility and that same will be paid by the Company (except as otherwise permitted by this Financing Agreement) and that none of said taxes or fees represent a lien on or claim against the Trade Accounts Receivable. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a material adverse effect on the business of the Company or the ability of the Company to enforce collection of Trade Accounts Receivable due from customers residing in that state. The Company agrees to maintain such books and records regarding Trade Accounts Receivable as CITBC may reasonably require, consistent with the Company's current recordkeeping practices, and agrees that the books and records of the Company will reflect CITBC's interest in the Trade Accounts Receivable as CITBC may reasonably request. All of the books and records of the Company will be available to CITBC at normal business hours, including any records handled or maintained for the Company by any other company or entity.

        4. During the term of this Financing Agreement, the Company may and will, at its expense, consistent with the Company's existing practices, enforce, collect and receive all amounts owing on the Trade Accounts Receivable. Except for the Retained Cash, checks or cash from the sale of Inventory or the rendering of services must be deposited promptly to a Blocked Account or to the Depository Accounts, and promptly thereafter and therefrom, to a Blocked Account. The Company shall require that all amounts due under credit card sales be remitted by the credit card companies to a Blocked Account. The Company agrees that it will only direct the flow of funds from the Depository Accounts and the credit card remitters to the Blocked Accounts. The institutions holding such Blocked Accounts will be instructed that when it is satisfied that such funds on deposit are "good funds", such institution will remit such "good funds" to the Company's operating account. Notwithstanding anything herein contained to the contrary, if there is then an Event of Default, CITBC may advise the banks holding the Blocked Accounts to remit all proceeds of Collateral to CITBC for its account. CITBC will immediately rescind those instructions upon the waiver of the Event of Default or upon the cure thereof to CITBC's reasonable satisfaction. All amounts received by CITBC will be credited to the Obligations upon CITBC's receipt of "good funds" at its bank account in New York, New York on the Business Day of receipt if received no later than 2 p.m. New York time or on the next succeeding Business Day if received after 2 p.m. New York time. No checks, drafts or other instruments received by CITBC will constitute final payment unless and until such instruments have actually been collected. If the loan account reflects a zero Revolving Loan balance and there is then no Event of Default, then CITBC shall promptly remit to the operating account of the Company any credit balances in the loan account.

        5. The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectability of the Trade Accounts Receivable and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all material reclaimed or repossessed merchandise or goods.

        6. CITBC shall maintain a separate account on its books in the Company's name in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all reasonable and documented costs, expenses and reasonable and documented attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

        7. After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

        8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) the maximum amount thereof available under Section 3 and 5 hereof or (y) the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to CITBC immediately upon CITBC's demand therefor.

        9. The Company may at any time, on five (5) Business Days prior written notice to CITBC, reduce the Line of Credit provided that: (i) any reduction shall be permanent and irrevocable; (ii) a reduction must be for at least $2,500,000.00 or whole multiples thereof; (iii) the Company shall immediately repay CITBC the amount by which the Obligations exceed Availability; (iv) the Company may not reduce the Line of Credit to less than $15,000,000; and (v) if the Company shall reduce the amount of the Line of Credit pursuant to the proviso in the preceding sentence prior to the third Anniversary Date, the Company shall immediately pay CITBC a fee determined by multiplying the amount of the reduction by (x) one percent (1%) if the reduction occurs prior to the first Anniversary Date or (y) one-half percent (1/2%) if the reduction occurs on or after the first Anniversary Date but prior to the third Anniversary Date.

SECTION 4.  Intentionally Omitted

SECTION 5.  Letters of Credit

         In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of imported Inventory, Equipment or otherwise (including standby Letters of Credit), the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

        1. Within the Line of Credit and Availability, CITBC shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed $3,000,000 in the aggregate outstanding at any one time. CITBC's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to CITBC in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purposes. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, CITBC's assistance in connection with the Letter of Credit Guaranty shall be in CITBC's sole discretion unless such Default and/or Event of Default is cured to CITBC's reasonable satisfaction or waived by CITBC in writing. The amount, purpose and extent of the Letters of Credit and changes or modifications thereof by the Company and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of CITBC in the exercise of its reasonable discretion, and the Letter of Credit and all documentation in connection therewith shall be in form and substance satisfactory to the Company, CITBC and the Issuing Bank.

        2. CITBC shall have the right, without notice to the Company, to charge the Company's account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) upon the termination of this Financing Agreement. Any amount charged to Company's loan account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in
Section 8, paragraph 1 of this Financing Agreement.

        3. The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by, or any errors, omissions, negligence or misconduct by, any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company's account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's account.

        4. In connection with any Letter of Credit, CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, other than as a result of the gross negligence or willful misconduct of CITBC; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the goods which are the subject of any Letter of Credit or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any good which are the subject of any Letter of Credit.

        5. In connection with any Letter of Credit, the Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the goods which are the subject of any Letter of Credit, shall, as between CITBC and the Company, be binding on the Company and shall not put CITBC in any resulting liability to the Company other than as a result of the gross negligence or willful misconduct of CITBC. During the continuance of an Event of Default, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company.

        6. In connection with any Letter of Credit, the Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the goods which are the subject of any Letter of Credit will have been promptly procured and all foreign and domestic governmental laws and regulations in regard to the shipment and importation of such goods, or the financing thereof will have been promptly and full complied with, except to the extent that any such non-procurement or non-compliance will not materially adversely effect the Collateral by $250,000 or more; and any certificates in that regard that CITBC may at any time reasonably request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations, except to the extent that any failure to so comply will not materially adversely effect the Collateral by $250,000 or more. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies in connection with any goods purchased, imported or acquired under a Letter of Credit. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

        7. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

        8. Nothing in this Financing Agreement is intended to relieve any Issuing Bank from any liability to any person or entity.

SECTION 6.  Collateral

         1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

            (a) present and hereafter acquired Inventory;

            (b) present and hereafter acquired Equipment;

            (c) present and future Accounts;

            (d) present and future Documents of Title;

            (e) present and future General Intangibles;

            (f) Real Estate; and

            (g) all other present and future Collateral.

         2. The security interests granted hereunder shall extend and attach to the following property of the Company:

            (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest including as lessee (but only to the extent of such interest), whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or conditional vendee;

            (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

            (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers.

Anything in this Financing Agreement to the contrary notwithstanding, the Collateral shall not include, and no security interest granted hereunder shall extend or attach to, the Company's rights (other than rights to payment) under any license agreements or lease agreements existing as of the date hereof, or any leases of real property or leases of motor vehicles or other personal property now or hereafter existing that prohibit the grant of a security interest or lien therein to the extent, and only to the extent, that the terms prohibiting the grant of such security interest or lien have not been waived or consented to by the licensor, lessor or other necessary person or entity under such agreement.

         3. The Company agrees to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Inventory and make no disposition thereof except in the regular course of the business of the Company. Inventory sold to customers may only be sold and shipped by the Company to its customers in the ordinary course of the Company's business, for cash, credit card sales or on open account on terms customary in the industry, provided that all proceeds of all sales (but excluding the Retained Cash and accounts receivable) are deposited in accordance with paragraph 4 of Section 3 of this Financing Agreement. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have a security interest in all of the rights of the Company as an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

         4. The Company agrees at its own cost and expense to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Equipment and to make no dispositions thereof except in the ordinary course of business, provided that all proceeds of all dispositions of Equipment in the form of cash, checks, notes, instruments for the payment of money and similar proceeds shall be deposited in the Depository Accounts and/or the Concentration Accounts or otherwise paid over or delivered to CITBC; provided, that in no event shall the aggregate amount of all such dispositions exceed
$500,000 per year. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have a security interest in all of the rights of the Company as an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

         5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the satisfaction in full of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Upon the final satisfaction in full of all Obligations and the termination of this Financing Agreement, CITBC will take, at the Company's request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral. Upon a disposition of Collateral permitted hereunder, CITBC will take, at the Company's request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral that is the subject of such partial release.

         6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

         7. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the account of the Company when due.

         8. The Company shall give to CITBC from time to time such pledge or security agreements with respect to General Intangibles and capital stock owned by the Company as CITBC shall require to obtain valid first liens thereon.

SECTION 7.  Representations, Warranties and Covenants

         1. The Company hereby warrants and represents and/or covenants that: i) the fair value of the Company's assets exceeds the book value of the Company's liabilities; ii) the Company is generally able to pay its debts as they become due and payable; and iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Company will at its expense warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed, except in the ordinary course of business, from its premises, or otherwise disposed of by the Company without the prior written approval of CITBC except as otherwise permitted in paragraph 4 of Section 6 of this Financing Agreement. Company further warrants and represents that Schedule 2 hereto correctly and completely sets forth its chief executive office, jurisdiction of organization, and all of its Collateral locations.

         2. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein. The Company agrees to maintain accurate books and records pertaining to the Collateral consistent with past practices. If an Event of Default does not exist, CITBC or its agents may, from time to time upon reasonable notice, enter upon the Company's premises at any time during normal business hours, or at such other times as CITBC and the Company may agree upon, for the purpose of inspecting the Collateral and any and all records pertaining thereto, all at CITBC's expense. During the continuance of an Event of Default, CITBC or its agents may, at the Company's expense, enter the Company's premises, upon reasonable notice and during normal business hours, and as often as it deems reasonably necessary, to inspect the Collateral and the books and records of the Company. The Company agrees to afford CITBC prior written notice of any change in the location of any Collateral (other than motor vehicles and other than Collateral that is in transit), other than to locations that are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon.

         3. The Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require,
designating,   identifying  or  describing  the  Collateral   pledged  to  CITBC
hereunder. The Company's failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

         4. The Company agrees, to the extent reasonably requested by CITBC, to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances, provided, however, that perfection as to leasehold interests in Real Estate shall not be required, and further provided that (except in the case of distribution centers) fixture filings shall not be required. CITBC is hereby authorized, to the extent permitted by applicable law, by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's agents and employees; keeping Collateral records; transferring proceeds of Collateral to CITBC's possession in accordance with the terms of this Financing Agreement; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

         5. The Company agrees to maintain insurance on the Equipment and Inventory in amounts and on terms no less favorable than the insurance coverage on Equipment and Inventory in place as of the date hereof. All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may reasonably require to fully protect CITBC's interest in the Inventory and Equipment and to any payments to be made under such policies with respect to the Inventory and the Equipment. All original policies or true copies thereof or certificates thereof are to be delivered to CITBC, with all premiums current, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. During the continuance of an Event of Default which is not waived, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims under any insurance policies with respect to the Inventory and the Equipment, to receive, receipt and give acquittance for any payments that may be payable thereunder with respect to the Inventory and the Equipment, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Collateral shall be deposited in the Depository Accounts or the Concentration Accounts in accordance with paragraph 4 of Section 3 of this Financing Agreement.

         6. The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral; provided, however, that such taxes need not be paid on or before the due date thereof if: (i) such taxes are being diligently contested by the Company in good faith and by appropriate proceedings; (ii) the Company establishes such reserves as may be required by GAAP; (iii) such taxes (if in excess of $100,000) are not secured by a filed lien which CITBC reasonably determines could be or become senior to the liens of CITBC on the Collateral, and (iv) such taxes secured by a filed lien are not due to the United States of America. To prevent the imminent foreclosure of any tax liens (whether such liens are senior or junior to the liens of CITBC) or in the event CITBC is exercising its remedies as a secured creditor on Collateral, then CITBC may, on the Company's behalf, pay any taxes then due and secured by a lien on the Collateral and the amount thereof shall be an Obligation secured hereby.

         7. Subject to the provisions of the preceding  paragraph,  the Company:
(a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this paragraph 7 if (i) the failure to comply with the requirements of this paragraph 7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and such cure is eventually, within a reasonably time frame, but not to exceed 45 days, based upon the circumstances and the amount work required, completed and (iii) such failure has not resulted in a materially adverse effect on any material portion of the Collateral or the business, financial condition or operations of the Company.

         8. Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to CITBC, within ninety (90) days after the end of each fiscal year of the Company, a Consolidated Financial Statement and a Consolidating Financial Statement as at the close of and for such year, audited by independent public accountants selected by the Company and satisfactory to CITBC (CITBC hereby agrees that KPMG Peat Marwick or any other "big 5" accounting firm is satisfactory CITBC); within forty-five (45) days after the end of each fiscal quarter a Consolidated Financial Statement and Consolidating Financial Statement as at the end of such period, certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month a Consolidated Financial Statement as at the end of and for such period, certified by an authorized financial or accounting officer of the Company; and from time to time, such further information regarding the business affairs and financial condition of the Company as CITBC may reasonably request, including without limitation annual cash flow projections in form reasonably satisfactory to CITBC. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) in all material respects fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments and, in the case of monthly and quarterly financial statements, the absence of footnotes; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies or certifying as to replacement policies therefor; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

         9. The Company shall maintain EBITDA, calculated monthly, for each rolling 12-month period of at least $10,500,000.

         10. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

         A. Mortgage, pledge, or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         B.  Incur  or  create  any   Indebtedness   other  than  the  Permitted
             Indebtedness;

         C.  Except   for   Permitted    Indebtedness   secured   by   Permitted
             Encumbrances, borrow any money on the security of the Company's Collateral from sources other than CITBC;

         D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral consisting of cash, Trade Accounts Receivable, Inventory, Equipment or Permitted Investments, except as otherwise permitted by this Financing Agreement, ii) or any other Collateral having a value in excess of $250,000 per year, or iii) either all or substantially all of the Company's assets, which do not constitute Collateral;

         E. Merge, consolidate, reincorporate or otherwise alter or modify its corporate name, principal place of business, jurisdiction of incorporation and organization, its structure, corporate good standing status or existence, or enter into or engage in any business other than businesses engaged in by the Company on the date hereof and similar or related businesses or businesses incidental thereto; provided, however, that on thirty (30) days prior notice to CITBC, the Company may, without obtaining the consent of CITBC, alter or modify its corporate name or principal place of business;

         F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any other person, firm, entity or corporation, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) in connection with subleases or assignments of leases or (iii) in the ordinary course of the Company's business consistent with current practices provided that the outstanding obligations under this clause (iii) shall not at any time exceed $500,000;

         G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of its capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding other than (i) dividends payable solely in shares of capital stock of the Company and (ii) dividends on the Company's Preferred Stock to the extent paid by increasing the liquidation preference of such Preferred Stock; or

         H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation other than Permitted Investments.

         11. Without the prior written consent of CITBC, the Company will not make Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of $3,000,000.

         12. Intentionally Omitted

         13. Intentionally Omitted

         14. The Company agrees to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $50,000.00 in any fiscal year for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on the Company's working capital; and b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CITBC with copies of all such notices if so required.

         15. Except for Permitted Affiliate Transactions, without the prior written consent of CITBC, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Company.

SECTION 8.  Interest, Fees and Expenses

         1. (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be an amount equal to (a) the applicable Chase Bank Rate Margin plus the Chase Bank Rate, per annum, on the average of the net balances owing by the Company to CITBC in the Company's account at the close of each day during such month on balances other than Libor Loans and (b) the applicable Libor Margin plus the applicable Libor on each Libor Loan, on a per annum basis, on the average of the net balances owing by the Company to CITBC in the Company's account in respect of such Libor Loan at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain equal to the new Chase Bank Rate plus the applicable Chase Bank Rate Margin. In addition, the rate applicable under clause (a) or (b) above shall change based upon any change of the applicable Chase Bank Rate Margin or the Libor Margin; provided that any such change in such a margin such be effective on the first Business Day of the month following the month in which the Company shall have delivered, at least five (5) Business Days before the end of the month, to CITBC the financial statements demonstrating the change in EBITDA giving rise to such change in the margin, and any change in the Libor Margin shall affect only Libor Loans not yet funded as of that date. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's account at the rate provided for herein when due until all Obligations have been paid in full.

         (b) During the continuance of an Event of Default, after the giving of any required notice by CITBC, and the satisfaction of any other applicable conditions, in accordance with the provisions of Section 10, Paragraph 2, clause
ii) hereof, all Obligations shall bear interest at the Default Rate of Interest.

         2. The Company may elect to use Libor as to any new or then outstanding Revolving Loans provided A) there is then no Default or Event of Default, B) the Company has so advised CITBC of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and C) the election and Libor shall be effective, provided, there is then no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $500,000 or whole multiples thereof and there shall be no more than five (5) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then CITBC shall use the Chase Bank Rate to compute interest. In addition, the Company shall pay to CITBC, upon the request of CITBC such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CITBC calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the CITBC under this paragraph with regard to Libor Loans shall be made as though CITBC had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period provided, however, that CITBC may fund each of the Libor Loans in any manner the CITBC see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CITBC shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Company (i) initially to the Chase Bank Rate loans and (ii) subsequently to Libor Loans; provided, however, during the continuance of an Event of Default or y) in the event the aggregate amount of outstanding Libor Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CITBC may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CITBC may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and CITBC shall be entitled to indemnification hereunder.

         3. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-half percent per annum, payable monthly, on the face amount of each outstanding Letter of Credit less the amount of any and all amounts previously drawn under such Letters of Credit.

         4. Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

         5. The Company shall  reimburse or pay CITBC,  as the case may be, for:
i) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fee.

         6. Upon the last Business Day of each month, commencing with April, 2000, so long as this Financing Agreement is in effect, the Company shall pay CITBC the Line of Credit Fee.

         7. To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loans, the Company shall pay to CITBC a Loan Facility Fee in the amount of $220,000 payable upon execution of this Financing Agreement.

         8. Upon the execution of this Agreement and annually thereafter on each Anniversary Date, so long as this Financing Agreement is in effect, the Company shall pay to CITBC the Collateral Management Fee.

         9. The Company hereby authorizes CITBC to charge the Company's accounts with CITBC with the amount of all payments due hereunder as such payments become due. In the event CITBC is unable or unwilling to charge any such payment to the Company's account, then CITBC shall so notify the Company in writing and the amount of such payment shall be immediately due and payable.

SECTION 9.  Powers

         The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

            (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral for (i) deposit to a Blocked Account (consistent with the terms of paragraph 4 of Section 3 of this Financing Agreement) or (ii) after the acceleration by CITBC of the Obligations, for application to satisfaction of the Obligations consistent with the terms of Paragraph 3 of Section 10 hereof;

            (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

            (c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

            (d) To transmit to customers indebted on Trade Accounts Receivable notice of CITBC's interest therein and to notify customers indebted on Trade Accounts Receivable to make payment directly to CITBC for the Company's account; and

            (e) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings reasonably deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (a), (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10.  Events of Default and Remedies

         1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

             (a) cessation of the business of the Company or the calling of a general meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

             (b) the Company admits in writing its inability to generally pay its debts as they mature;

             (c) the commencement by the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

             (d) the commencement against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided, however, that such Default shall not be deemed an Event of Default if the proceeding, petition, case or arrangement is commenced or supported by creditors by creditors holding $2,500,000 or less of indebtedness and is dismissed within 60 days of the filing of, or the commencement of, such petition, case, proceeding or arrangement;

             (e) material breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph f below) or in any other written agreement between the Company or CITBC relating to this Financing Agreement, provided that such Default by the Company of any of the warranties, representations or covenants referred in this clause e shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CITBC's satisfaction for a period of fifteen (15) Business Days from the date of such Default;

             (f) breach by the Company of any warranty, representation or covenant of Section 3, Paragraphs 3 (other than the third sentence of paragraph
3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1,5,6, and 9 through 11 (other than 10E as it relates to corporate good standing status);

             (g) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Company's account on the due date thereof;

             (h) Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph h such event or condition x) remains uncured for a period of 60 days from date of occurrence and y) could reasonably be expected to subject the Company to any tax, penalty or other liability materially adverse to the business, operations or financial condition of the Company;

             (i) without the prior written  consent of CITBC,  the Company shall
x) amend or modify the Senior Unsecured Debt, any Subordinated Debt, or y) make any payment on account of any Subordinated Debt except as permitted in the applicable Subordination Agreement or on account of the Senior Unsecured Debt except for regularly scheduled payments (but no prepayments or redemptions, including optional redemptions or those arising due to a Change of Control under and as defined in the Senior Unsecured Debt) as contemplated under the Indenture evidencing the Senior Unsecured Debt as in effect as of the date hereof; or

             (j) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt, (y) the Senior Unsecured Debt, or
(z) any other Indebtedness of the Company having a principal amount in excess of $1,000,000 if the effect of such default or event of default is to permit the holder or holders of such Subordinated Debt, Senior Unsecured Debt or other Indebtedness, as the case may be, to cause the same to become or be declared due and payable prior to its stated maturity or (except in the case of the Senior Unsecured Debt relating to the March 2000 SEC filing) charge an increased rate of interest.

         2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans and advances provided for in Sections 3 and 5 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make revolving loans and/or open Letters of Credit shall cease unless such Default is cured to CITBC's reasonable satisfaction within the applicable grace period or Event of Default is waived by CITBC and at the option of CITBC upon the occurrence of an Event of Default: i) all Obligations shall upon notice (provided, however, that no such notice is required if the Event of Default is the Event of Default listed in paragraph 1(c) or 1(d) of this Section
10) become immediately due and payable; ii) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement; provided (a) the CITBC has given notice of the imposition of the Default Rate of Interest, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) or 1(d) of this Section 10 and b) the Company has failed to cure the Event of Default within ten (10) Business Days after x) CITBC deposited such notice in the United States mail or
y) the occurrence of the Event of Default listed in paragraph 1(c) or 1(d) of this Section 10; and iii) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) or 1(d) of this Section 10. Notwithstanding anything herein contained to the contrary, if CITBC waives all Events of Default, then by written notice to the Company, the acceleration of the Obligations will be rescinded and all remedies and actions then being exercised by CITBC shall cease. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

         3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and, to the extent permitted by applicable law, CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory and Equipment without judicial process, and to enter any premises where any Inventory and Equipment may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise, to the extent permitted by applicable law. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Company agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Company or such other location reasonably designated by CITBC and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 11.  Termination

         Except as otherwise permitted herein, CITBC may terminate this Financing Agreement and the Line of Credit only as of the fourth or any subsequent Anniversary Date and then only by giving the Company at least sixty
(60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default upon notice to the Company, provided, however, that if the Event of Default is an event listed in paragraph 1(c) or 1(d) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement and the Line of Credit at any time upon at least sixty (60) days' prior written notice to CITBC. If the Financing Agreement is terminated by the Company on a date earlier than the third Anniversary Date, then the Company shall pay to CITBC immediately on demand, an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending final payment in full of all Obligations, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent provided, however, that if the remaining unpaid Obligations arise solely out of the outstanding amounts of Letters of Credit, CITBC will, at the Company's request, retain, solely as collateral, cash collateral in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit unless the Company provides CITBC with back-to-back letters of credit from a financial institution reasonably acceptable to CITBC on terms reasonably acceptable to CITBC, in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit. When the outstanding amount of Letters of Credit have been so secured by cash or by the back-to-back letter of credit, in either event, in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit pursuant to a fully executed agreement between CITBC and the Company and pursuant to which the Company agrees to reimburse CITBC for any Letter of Credit claims that exceed the cash collateral or the back-to-back letter of credit, then for all purposes of this Financing Agreement, this Financing Agreement shall be treated by the parties thereto as terminated and all other Collateral will be released. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  Miscellaneous

         1. Except as otherwise expressly provided in this Financing Agreement, the Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC;

supersede any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

         3. In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

         4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         5. THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

         6.  Except  as  otherwise   herein   provided,   any  notice  or  other
communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three Business Days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

(A)      if to CITBC, at:

         The CIT Group/Business Credit, Inc.
         300 South Grand Avenue, Third Floor
         Los Angeles, California  90071
         Attn: Regional Manager
         Facsimile Number: (213) 346-3361

(B)      if to the Company at:

         Diamond Triumph Auto Glass, Inc.
         220 Division Street
         Kingston, Pennsylvania  18704
         Attn: Chief Financial Officer
         Facsimile Number: (570) 287-2149

         with a copy to:

         Green Equity Investors II, L.P.
         11111 Santa Monica Boulevard
         Los Angeles, California 90025
         Attention:  Gregory J. Annick
         Facsimile Number: (310) 954-0404

or to such other address as any party may designate for itself by like notice.

         7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered in Los Angeles, California by their proper and duly authorized officers as of the date set forth above.

                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                          By: /s/ Frank Brown
                                             ---------------------------------
                                               Vice President


DIAMOND TRIUMPH AUTO GLASS, INC.


By: /s/ Michael A. Sumsky
   -----------------------------
Title:  Executive Vice President